PULASKI FINANCIAL REPORTS 47% LINKED QUARTER INCREASE
IN THIRD FISCAL QUARTER DILUTED EPS

Linked Quarter Highlights

●	Diluted EPS was $0.25 in June 2014 quarter versus $0.17 in March 2014 quarter

●	Loan portfolio increased $64.5 million, or 6%, on substantial growth in commercial and residential loans

●	Net interest income increased 8% on growth in portfolio loans and loans held for sale

●	Mortgage revenues up 146% on seasonal rebound in purchase mortgage demand

●	Credit costs remained low and in line with linked quarter

●	Level of non-performing assets declined 15%

●	Common book value per share grew to $9.10 per share, up 3.1% from $8.83 per share at March 31, 2014

Current Versus Prior Year Quarter Highlights

●	Diluted EPS down from $0.29 in June 2013 quarter

●	Net interest income declined 3% on significant decline in interest income on loans held for sale

●	Mortgage revenues down 64% on sharp drop in loan refinancing activity

●	Credit costs decreased 90% to $189,000 in 2014 versus $1.9 million in 2013

ST. LOUIS, July 29, 2014 — Pulaski Financial Corp. (Nasdaq Global Select: PULB, the “Company”) reported net income available to common shareholders for the quarter ended June 30, 2014 of $2.8 million, or $0.25 per diluted common share, compared with $1.9 million, or $0.17 per diluted common share, for the linked quarter ended March 31, 2014 and $3.3 million, or $0.29 per diluted common share, for the same quarter last year.  For the nine-month period, the Company reported net income available to common shareholders of $6.9 million, or $0.61 per diluted common share, in 2014 compared with $9.2 million, or $0.83 per diluted common share, in 2013.

The Company saw strong growth in portfolio loans and a significant decline in non-performing assets during the quarter resulting in an increase in interest earned on portfolio loans and continued low credit costs compared with the linked and prior-year quarters.  The Company also saw a seasonal rebound in consumer demand for loans to finance home purchases during the quarter resulting in increases in mortgage revenues and interest income earned on loans held for sale compared with the March 2014 quarter.  However, this level of consumer demand was weaker than what was experienced during the June 2013 quarter due to the higher interest rate environment and resulting decrease in refinancing activity.  As a result, the Company saw decreases in mortgage revenues and interest income on loans held for sale compared with the June 2013 quarter.

Net interest income for the quarter was up 8.1% compared with the March 2014 quarter primarily as the result of strong growth in portfolio loans combined with an increase in loans held for sale.  The total balance of portfolio loans at June 30, 2014 increased $64.5 million, or 6.3%, from March 31, 2014, showing almost equal increases in the amounts of residential first mortgage and commercial loans.  The residential loan portfolio experienced significant growth for the first time in several years.  The Company was successful in marketing two “niche” adjustable-rate loan products, resulting in a $34.0 million, or 15.5%, increase in residential first mortgage loans during the quarter.  The commercial loan portfolio also continued to experience strong growth in commercial real estate and commercial and industrial loans.  The portfolio loan growth, combined with increases in the average balance and average yield on loans held for sale, contributed to an improvement in the net interest margin from 3.41% for the March 2014 quarter to 3.68% for the June 2014 quarter.  However, when compared with the June 2013 quarter, net interest income decreased 2.5% primarily due to a 60.6% decrease in interest income on loans held for sale, which was negatively impacted by the sharp drop in refinancing activity.

Non-interest income for the quarter increased 40.0% compared with the quarter ended March 31, 2014, but was down 47.2% compared with the same quarter last year primarily as the result of fluctuations in the level of mortgage revenues.  Mortgage revenues increased $738,000, or 145.7%, compared with the March 2014 quarter.  The level of mortgage loans originated for sale during the quarter increased 71.9% compared with the March 2014 quarter.  The level of loans originated to finance home purchases increased 90.4% to $186.7 million, during the quarter, while the demand for mortgage loan refinancings remained soft.  Loan sales increased 38.3% to $188.4 million. The net profit margin on loans sold improved to 0.66% in the June 2014 quarter compared with 0.37% in the March 2014 quarter primarily due to a proportionately lower level of origination costs as the increased loan production volume was absorbed by existing loan production staff.  However, the levels of loans originated and sold during the June 2014 quarter were 41.2% and 46.9%, respectively, lower than the levels experienced during the June 2013 quarter as the higher level of market interest rates continued to dampen consumer demand for mortgage loan refinancings.

Non-performing assets decreased to $31.3 million at June 30, 2014 compared with $36.8 million at March 31, 2014 and $42.9 million at June 30, 2013.  The combined level of adversely classified and watch list loans declined 11% during the quarter and 21% compared with the June 30, 2013 levels.  Total credit costs, consisting of the provision for loan losses and foreclosed property losses, net of recoveries, and expense, was $189,000 for the June 2014 quarter compared with $88,000 for the March 2014 quarter and $1.9 million in the same quarter last year.  The provision for loan losses for the June 2014 quarter totaled $200,000 versus net charge-offs of $199,000.

Gary Douglass, President and Chief Executive Officer, commented, “We are very pleased with the rebound in our third quarter results when compared with the first two quarters of fiscal 2014.  It is also gratifying that all of the performance expectations I shared with you in last quarter’s release and conference call were achieved in the current quarter.  These includenet interest income growth and net interest margin expansion, strong commercial and residential portfolio loan growth, a significant rebound in residential mortgage loan originations, sales and revenues and a continued decline in non-performing assets and low net credit costs.  In addition, we strengthened our capital structure by completing an exchange offer and private placement of common stock that should result in the redemption of all of our remaining high-cost preferred stock by July 31, 2014.  Notably, insiders either converted or acquired common shares accounting for 83% of the total common equity raised in the transactions, reflecting their high level of confidence in our prospects going forward.”

Douglass concluded, “We expect to finish our fourth fiscal quarter on a high note by reporting an even stronger earnings performance than the just-completed June quarter. The upcoming quarterly performance should be marked by a further rebound in mortgage originations and revenues, continued strength in commercial loan portfolio growth, and continued low net credit costs.  We expect to see continued growth in net interest income as strong loan growth more than offsets modest pressure on the net interest margin.  Finally, we anticipate a modest contribution to non-interest income generated by our new SBA lending platform and effective control over non-interest expense.”

Conference Call Tomorrow

Pulaski Financial’s management will discuss third fiscal quarter results and other developments tomorrow, July 30, 2014, during a conference call beginning at 11 a.m. EDT (10 a.m. CDT).  The call will also be simultaneously webcast and archived for three months at:  https://www.pulaskibank.com/our-story/shareholder-relations/.  Participants in the conference call may dial 877-473-3757, conference ID 44447048, a few minutes before the start time. The call will also be available for replay through August 29, 2014 at 855-859-2056 or 404-537-3406, conference ID 44447048.

About Pulaski Financial

Pulaski Financial Corp., operating in its 92nd year through its subsidiary, Pulaski Bank, offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area.  The Bank also offers mortgage loan products through loan production offices in the St. Louis, Kansas City and Chicago metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, Omaha, Nebraska and Council Bluffs, Iowa. The Company’s website can be accessed at www.pulaskibank.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences,  and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2013 on file with the SEC, including the sections entitled "Risk Factors."  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

PULASKI FINANCIAL CORP.
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	(Dollars in thousands except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Interest income	$12,157	$11,374	$12,707
Interest expense	1,280	1,313	1,545

Net interest income	10,877	10,061	11,162
Provision for loan losses	200	500	1,800

Net interest income after provision for loan losses	10,677	9,561	9,362

Mortgage revenues	1,245	506	3,444
Retail banking fees	1,099	988	998
Investment brokerage revenues	2	63	185
Other	250	297	287
Total non-interest income	2,596	1,854	4,914

Salaries and employee benefits	4,651	4,574	4,414
Occupancy, equipment and data processing expense	2,762	2,732	2,664
Advertising	167	126	157
Professional services	508	503	569
FDIC deposit insurance premium expense	278	263	265
Real estate foreclosure (recoveries) losses and expenses, net	(11)	(412)	112
Other	531	452	617
Total non-interest expense	8,886	8,238	8,798

Income before income taxes	4,387	3,177	5,478
Income tax expense	1,382	1,074	1,870
Net income after tax	3,005	2,103	3,608
Premium paid to repurchase preferred stock	(27)	-	-
Preferred stock dividends	(174)	(188)	(373)
Earnings available to common shares	$2,804	$1,915	$3,235

Annualized Performance Ratios
Return on average assets	0.95%	0.67%	1.11%
Return on average common equity	10.89%	7.57%	12.97%
Interest rate spread	3.58%	3.31%	3.54%
Net interest margin	3.68%	3.41%	3.65%

SHARE DATA
Weighted average common shares outstanding - basic	11,023,167	10,969,484	10,914,913
Weighted average common shares outstanding - diluted	11,418,794	11,357,212	11,147,049
Basic earnings per common share	$0.25	$0.17	$0.30
Diluted earnings per common share	$0.25	$0.17	$0.29
Dividends per common share	$0.095	$0.095	$0.095

PULASKI FINANCIAL CORP.
CONDENSED STATEMENTS OF INCOME, Continued
(Unaudited)

	(Dollars in thousands except per share data)

	Nine Months Ended June 30,
	2014	2013
Interest income	$35,030	$39,496
Interest expense	3,916	5,038

Net interest income	31,114	34,458
Provision for loan losses	900	5,240

Net interest income after provision for loan losses	30,214	29,218

Mortgage revenues	2,784	9,580
Retail banking fees	3,133	3,145
Investment brokerage revenues	164	742
Other	841	798
Total non-interest income	6,922	14,265

Salaries and employee benefits	13,416	13,393
Occupancy, equipment and data processing expense	8,122	7,569
Advertising	473	388
Professional services	1,833	1,924
FDIC deposit insurance premiums	802	975
Real estate foreclosure (recoveries) losses and expenses, net	(296)	1,566
Other	1,474	1,946
Total non-interest expense	25,824	27,761

Income before income taxes	11,312	15,722
Income tax expense	3,701	5,334
Net income after tax	7,611	10,388
Premium paid to repurchase preferred stock	(27)	-
Preferred stock dividends	(657)	(1,185)
Earnings available to common shares	$6,927	$9,203

Annualized Performance Ratios
Return on average assets	0.81%	1.05%
Return on average common equity	9.11%	12.58%
Interest rate spread	3.43%	3.60%
Net interest margin	3.54%	3.73%

SHARE DATA
Weighted average shares outstanding - basic	10,980,401	10,881,986
Weighted average shares outstanding - diluted	11,373,371	11,116,479
Basic earnings per common share	$0.63	$0.85
Diluted earnings per common share	$0.61	$0.83
Dividends per common share	$0.285	$0.285

PULASKI FINANCIAL CORP.
BALANCE SHEET DATA
(Unaudited)

	(Dollars in thousands)

	June 30,	March 31,	September 30,
	2014	2014	2013
Total assets	$1,374,164	$1,337,492	$1,275,944
Loans receivable, net	1,093,309	1,028,785	988,668
Allowance for loan losses	16,830	16,829	18,306
Mortgage loans held for sale, net	60,231	37,724	70,473
Investment securities	51,507	58,709	43,211
Capital stock of Federal Home Loan Bank	9,020	6,232	4,777
Cash and cash equivalents	78,839	125,522	86,309
Deposits	999,463	1,031,965	1,010,812
Borrowed money	224,113	165,632	113,483
Subordinated debentures	19,589	19,589	19,589
Stockholders' equity - preferred	6,653	7,388	17,310
Stockholders' equity - common	109,897	100,624	98,748
Total book value per common share	$9.10	$8.83	$8.65
Tangible book value per common share	$8.77	$8.48	$8.30
Regulatory capital ratios - Pulaski Bank only: (1)
Tier 1 leverage capital (to average assets)	9.59%	9.73%	10.05%
Total risk-based capital (to risk-weighted assets)	13.33%	13.86%	14.03%

(1) June 30, 2014 regulatory capital ratios are estimated.

	June 30,	March 31,	September 30,
	2014	2014	2013
LOANS RECEIVABLE
Single-family residential:
First mortgage	$252,961	$218,978	$212,357
Second mortgage	40,785	41,696	43,208
Home equity lines of credit	96,672	101,276	110,906
Total single-family residential real estate	390,418	361,950	366,471
Commercial:
Commercial and multi-family real estate:
Owner occupied	128,474	123,912	110,487
Non-owner occupied	274,975	254,080	237,516
Land acquisition and development	37,431	41,042	40,430
Real estate construction and development	47,427	44,327	20,549
Commercial and industrial	224,816	215,006	226,263
Total commercial	713,123	678,367	635,245
Consumer and installment	3,165	3,476	3,326
	1,106,706	1,043,793	1,005,042
Add (less):
Deferred loan costs	4,160	3,364	3,188
Loans in process	(727)	(1,543)	(1,256)
Allowance for loan losses	(16,830)	(16,829)	(18,306)
Total	$1,093,309	$1,028,785	$988,668

Weighted average rate at end of period	4.21%	4.32%	4.45%

	June 30, 2014		March 31, 2014		September 30, 2013
		Weighted		Weighted		Weighted
		Average		Average		Average
		Interest		Interest		Interest
DEPOSITS	Balance	Rate	Balance	Rate	Balance	Rate
Demand deposits:	(Dollars in thousands)
Non-interest-bearing checking	$182,941	0.00%	$182,788	0.00%	$168,033	0.00%
Interest-bearing checking	242,844	0.10%	258,553	0.10%	237,362	0.10%
Savings accounts	43,195	0.13%	42,254	0.13%	39,845	0.13%
Money market	215,207	0.29%	211,045	0.29%	206,927	0.26%
Total demand deposits	684,187	0.13%	694,640	0.13%	652,167	0.13%

Certificates of Deposit:
Traditional	275,569	0.67%	289,587	0.72%	313,217	0.84%
CDARS	39,707	0.25%	47,738	0.25%	45,428	0.28%
Total certificates of deposit	315,276	0.62%	337,325	0.66%	358,645	0.77%
Total deposits	$999,463	0.29%	$1,031,965	0.30%	$1,010,812	0.35%

PULASKI FINANCIAL CORP.
RESIDENTIAL MORTGAGE LOAN ACTIVITY
(Unaudited)

RESIDENTIAL MORTGAGE LOANS ORIGINATED FOR SALE

	2014			2013
	Mortgage	Home		Mortgage	Home
	Refinancings	Purchases	Total	Refinancings	Purchases	Total
	(In thousands)
First quarter	$29,996	$136,423	$166,419	$230,399	$149,241	$379,640

Second quarter	$24,376	$98,065	$122,441	$186,515	$123,009	$309,524

Third quarter	$28,212	$186,716	$214,928	$133,380	$224,655	$358,035

RESIDENTIAL MORTGAGE LOANS SOLD TO INVESTORS

	2014			2013
			Net			Net
	Loans	Mortgage	Profit	Loans	Mortgage	Profit
	Sold	Revenues	Margin	Sold	Revenues	Margin
	(Dollars in thousands)
First quarter	$179,919	$1,033	0.57%	$367,388	$2,988	0.81%

Second quarter	$136,231	$507	0.37%	$349,870	$3,148	0.90%

Third quarter	$188,431	$1,245	0.66%	$354,544	$3,444	0.97%

PULASKI FINANCIAL CORP.
NONPERFORMING ASSETS
(Unaudited)

	(In thousands)

	June 30,	March 31,	September 30,
NON-PERFORMING ASSETS	2014	2014	2013
Non-accrual loans:
Single-family residential real estate:
First mortgage	$3,878	$4,352	$5,335
Second mortgage	353	588	442
Home equity lines of credit	2,027	1,926	2,124
Total single-family residential real estate	6,258	6,866	7,901
Commercial:
Commercial and multi-family real estate	-	1,471	1,774
Land acquisition and development	-	2,928	-
Real estate construction and development	-	-	23
Commercial and industrial	350	312	-
Total commercial	350	4,711	1,797
Consumer & installment	54	93	78
Total non-accrual loans	6,662	11,670	9,776

Non-Accrual Troubled debt restructurings: (1)
Current under the restructured terms:
Single-family residential real estate:
First mortgage	5,225	5,646	5,169
Second mortgage	1,323	1,097	904
Home equity lines of credit	863	835	498
Total single-family residential real estate	7,411	7,578	6,571
Commercial:
Commercial and multi-family real estate	3,469	1,308	2,585
Land acquisition and development	-	-	43
Real estate construction and development	40	43	23
Commercial and industrial	1,464	1,996	2,055
Total commercial	4,973	3,347	4,706
Consumer and installment	18	21	28
Total current troubled debt restructurings	12,402	10,946	11,305
Past due under restructured terms:
Single-family residential real estate:
First mortgage	2,636	3,772	3,974
Second mortgage	99	92	155
Home equity lines of credit	238	178	178
Total single-family residential real estate	2,973	4,042	4,307
Commercial:
Commercial and multi-family real estate	660	3,093	1,652
Land acquisition and development	40	41	19
Real estate construction and development	-	-	-
Commercial and industrial	939	451	572
Total commercial	1,639	3,585	2,243
Total past due troubled debt restructurings	4,612	7,627	6,550
Total non-accrual troubled debt restructurings	17,014	18,573	17,855
Total non-performing loans	23,676	30,243	27,631
Real estate acquired in settlement of loans:
Residential real estate	2,364	2,809	3,019
Commercial real estate	5,229	3,751	3,376
Total real estate acquired in settlement of loans	7,593	6,560	6,395
Total non-performing assets	$31,269	$36,803	$34,026

(1) Troubled debt restructured includes non-accrual loans totaling $17.0 million, $18.6 million and $17.9 million at June 30, 2014, March 31, 2013 and
     September 30, 2013, respectively. These totals are not included in non-accrual loans above.

PULASKI FINANCIAL CORP.
ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS
(Unaudited)

	(Dollars in thousands)

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
ALLOWANCE FOR LOAN LOSSES	2014	2013	2014	2013
Allowance for loan losses, beginning of period	$16,829	$18,608	$18,306	$17,117
Provision charged to expense	200	1,800	900	5,240
Charge-offs:
Single-family residential real estate:
First mortgage	526	1,328	1,500	2,930
Second mortgage	131	210	500	1,078
Home equity	237	557	1,249	1,906
Total single-family residential real estate	894	2,095	3,249	5,914
Commercial:
Commercial and multi-family real estate	-	438	-	1,003
Land acquisition and development	-	2	1,027	24
Real estate construction and development	-	-	-	260
Commercial and industrial	-	-	1	484
Total commercial	-	440	1,028	1,771
Consumer and installment	26	25	81	84
Total charge-offs	920	2,560	4,358	7,769
Recoveries:
Single-family residential real estate:
First mortgage	199	30	391	59
Second mortgage	19	45	77	154
Home equity	7	152	237	309
Total single-family residential real estate	225	227	705	522
Commercial:
Commercial and multi-family real estate	485	110	778	1,219
Land acquisition and development	4	6	4	23
Real estate construction and development	-	1	-	1,797
Commercial and industrial	1	375	472	400
Total commercial	490	492	1,254	3,439
Consumer and installment	6	14	23	32
Total recoveries	721	733	1,982	3,993
Net charge-offs	199	1,827	2,376	3,776
Balance, end of period	$16,830	$18,581	$16,830	$18,581

	June 30,	March 31,	September 30,
ASSET QUALITY RATIOS	2014	2014	2013
Non-performing loans as a percent of total loans	2.14%	2.90%	2.75%
Non-performing loans excluding current troubled debt
restructurings as a percent of total loans	1.02%	1.85%	1.62%
Non-performing assets as a percent of total assets	2.28%	2.75%	2.66%
Non-performing assets excluding current troubled debt
restructurings as a percent of total assets	1.37%	1.93%	1.78%
Allowance for loan losses as a percent of total loans	1.52%	1.61%	1.82%
Allowance for loan losses as a percent
of non-performing loans	71.08%	55.65%	66.31%
Allowance for loan losses as a percent of
non-performing loans excluding current troubled debt
restructurings and related allowance for loan losses	144.30%	83.37%	106.56%

PULASKI FINANCIAL CORP.
AVERAGE BALANCE SHEETS
(Unaudited)

	(Dollars in thousands)

	Three Months Ended
	June 30, 2014			June 30, 2013
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
Interest-earning assets:	Balance	Dividends	Cost	Balance	Dividends	Cost
Loans receivable	$1,067,823	$11,578	4.34%	$1,018,207	$11,381	4.47%
Mortgage loans held for sale	44,718	488	4.36%	149,517	1,238	3.31%
Other interest-earning assets	71,262	91	0.51%	55,158	89	0.65%
Total interest-earning assets	1,183,803	12,157	4.11%	1,222,882	12,708	4.16%
Non-interest-earning assets	87,326			83,141
Total assets	$1,271,129			$1,306,023

Interest-bearing liabilities:
Deposits	$831,497	$829	0.40%	$893,572	$1,169	0.52%
Borrowed money	133,341	451	1.35%	107,056	377	1.40%
Total interest-bearing liabilities	964,838	1,280	0.53%	1,000,628	1,546	0.62%
Non-interest-bearing deposits	184,362			167,810
Non-interest-bearing liabilities	11,576			13,984
Stockholders' equity	110,353			123,601
Total liabilities and stockholders' equity	$1,271,129			$1,306,023
Net interest income		$10,877			$11,162
Interest rate spread			3.58%			3.54%
Net interest margin			3.68%			3.65%

	(Dollars in thousands)

	Nine Months Ended
	June 30, 2014			June 30, 2013
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
Interest-earning assets:	Balance	Dividends	Cost	Balance	Dividends	Cost
Loans receivable	$1,032,178	$33,313	4.30%	$1,004,110	$34,964	4.64%
Mortgage loans held for sale	44,832	1,419	4.22%	170,719	4,219	3.30%
Other interest-earning assets	95,800	298	0.41%	57,309	314	0.73%
Total interest-earning assets	1,172,810	35,030	3.98%	1,232,138	39,497	4.27%
Non-interest-earning assets	82,343			83,982
Total assets	$1,255,153			$1,316,120

Interest-bearing liabilities:
Deposits	$846,434	$2,694	0.42%	$915,712	$3,930	0.57%
Borrowed money	105,317	1,222	1.55%	90,342	1,109	1.64%
Total interest-bearing liabilities	951,751	3,916	0.55%	1,006,054	5,039	0.67%
Non-interest-bearing deposits	178,502			173,182
Non-interest-bearing liabilities	11,932			14,734
Stockholders' equity	112,968			122,150
Total liabilities and stockholders' equity	$1,255,153			$1,316,120
Net interest income		$31,114			$34,458
Interest rate spread			3.43%			3.60%
Net interest margin			3.54%			3.73%

For Additional Information Contact:
Paul Milano
Chief Financial Officer
Pulaski Financial Corp.
(314) 878-2210